Exhibit 99.1

Press

Release

Contact:             Mark E. Patten, Sr. Vice President and CFO

mpatten@ctlc.com

Phone:               (386) 944‑5643

Facsimile:          (386) 274‑1223

SEPTEMBER 30, 2018
FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS REVENUE OF $18.4 MILLION AND EARNINGS OF $0.05 PER SHARE FOR THE QUARTER ENDED SEPTEMBER 30, 2018

DAYTONA BEACH, Fla. – October 17, 2018 – Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company”) today announced its operating results and earnings for the quarter and nine months ended September 30, 2018.

QUARTER HIGHLIGHTS

Land Holdings

Completed Land Sales:  Two land parcels totaling approximately 24 acres with aggregate proceeds of approximately $7.0 million, or approximately $289,000 per acre.

Land Pipeline: Sixteen (16) potential land transactions totaling approximately 3,500 acres of the Company’s remaining land, or approximately 64%, with potential proceeds of approximately $154.1  million, or approximately $44,000 per acre.

Share Repurchase Program

Since June 30, 2018 and through October 16, 2018, the Company has repurchased 50,732 shares of its common stock for approximately $3.1 million, at an average purchase price of $60.94 per share with approximately $7.2 million remaining in the recently increased buyback program.

Golf Impairment

The Company wrote-down the value of its golf operation net assets to $3.1 million,  reflecting an impairment charge of approximately $1.1 million, which negatively impacted earnings for the quarter and year-to-date by $0.15 per share, after tax.

Book Value Per Share

Our book value per share totaled $37.20 as of September 30, 2018, an increase of $4.22 per share, or 13%, compared to year-end 2017.

Strategic Initiatives

During the quarter ended September 30, 2018 and subsequently, the Company has commenced efforts to pursue the monetization of certain of its multi-tenant income properties, its portfolio of subsurface interests and its interest in the golf operations, which in aggregate could potentially generate proceeds in excess of $125 million. The Company will seek to deploy the proceeds from any of the aforementioned dispositions to acquire single-tenant net lease assets utilizing the 1031 like-kind exchange structure where possible.

OPERATING RESULTS

Operating results for the 3rd Quarter ended September 30, 2018 (as compared to the same period in 2017):

•	Net income per share (basic) and operating income were as follows:

		Increase (Decrease)
	For the Quarter	vs Same Period in 2017	vs Same Period in 2017 (%)
Net Income Per Share (basic)	$ 0.05 (1)	$ (0.13)	72%
Operating Income ($ millions)	$ 2.8	$ (1.0)	26%

(1)	Excluding the impairment charge on the golf operation assets the Company’s net income per share (basic) would have totaled approximately $0.20 per share.
•	Revenues from our Operating Segments were as follows:
	’s)	’s)
		Increase (Decrease)
Operating Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2017 ($000’s)	vs Same Period in 2017 (%)
Income Properties	$ 9,360	$ 1,432	18%
Interest Income from Commercial Loan Investments	41	(597)	94%
Real Estate Operations	8,013	5,087	174%
Golf Operations	1,015	218	27%
Agriculture and Other Income	-	(91)	100%
Total Revenues	$ 18,429	$ 6,049	49%

Operating results for the nine months ended September 30, 2018 (as compared to the same period in 2017):

•	Net income per share (basic) and operating income were as follows:

		Increase (Decrease)
	For the Nine Months	vs Same Period in 2017	vs Same Period in 2017 (%)
Net Income Per Share (basic)	$ 4.60 (1)	$ 1.47	47%
Operating Income ($ millions)	$ 41.3	$ 6.6	19%

(1)	Excluding the impairment charge on the golf operation assets the Company’s net income per share (basic) would have totaled approximately $4.75 per share.
•	Revenues from our Operating Segments were as follows:
	’s)	’s)
		Increase (Decrease)
Operating Segment	Revenue for the Nine Months ($000’s)	vs Same Period in 2017 ($000’s)	vs Same Period in 2017 (%)
Income Properties	$ 28,347	$ 5,781	26%
Interest Income from Commercial Loan Investments	616	(1,111)	64%
Real Estate Operations	24,476	(21,182)	46%
Golf Operations	3,652	(4)	0%
Agriculture and Other Income	22	(302)	93%
Total Revenues	$ 57,113	$ (16,818)	23%

Income Property Operations Update

Subsequent to September 30, 2018, the Company acquired a single-tenant net lease office property for a purchase price of approximately $44.0 million and eight single-tenant ground leases for a purchase price of approximately $32.3 million (the “October Acquisitions”). Including the October Acquisitions, for an aggregate purchase price of approximately $76.3 million, the Company’s portfolio of single-tenant income properties is thirty-eight (38) as of October 17, 2018.

The Company’s income property portfolio consisted of the following as of October 17, 2018:

Property Type	# of Properties	Square Feet	Average Years Remaining on Lease
Single-Tenant	38	1,815,034	9.7
Multi-Tenant	7	531,915	4.4
Total / Wtd. Avg.	45	2,346,949	8.5

Land Update

During the quarter, the Company completed two land transactions totaling approximately 24 acres with aggregate proceeds of approximately $7.0 million, or approximately $289,000 per acre, resulting in an aggregate gain of approximately $1.8 million, or $0.24 per share, net of tax.

Land Pipeline Update

As of October 17, 2018, the Company’s pipeline of potential land sales transactions includes the following sixteen (16)  potential transactions with fourteen (14) different buyers, representing approximately 3,500 acres or approximately 64% of our remaining land holdings:

				’s)
	Transaction (Buyer)	Acres	Amount ($000’s)	Price Per Acre ($ Rounded 000’s)	Estimated Timing
1	Commercial/Retail – O’Connor - East of I‑95 (1)	203	$ 45,252	$ 223,000	‘19
2	Residential (AR) – Minto Communities – West of I‑95	1,614	$ 26,500	$ 16,000	Q4 ‘18
3	Residential (SF) – ICI Homes – West of I‑95	1,016	$ 21,000	$ 21,000	‘19
4	Mixed-Use Retail – North American – East of I‑95 (2)	35	$ 14,362	$ 409,000	Q4 ‘18
5	Commercial/Residential – Unicorp Dev. – East of I‑95	101	$ 9,500	$ 94,000	‘19 - ‘20
6	Commercial/Medical Office – East of I‑95	32	$ 8,089	$ 253,000	‘19 - ‘20
7	Residential (MF) – East of I‑95 (3)	45	$ 5,200	$ 116,000	Q4 ‘18 & ‘20
8	Residential (MF) – East of I‑95	20	$ 4,250	$ 213,000	Q4 ‘18
9	Residential (MF) – East of I‑95	20	$ 4,000	$ 200,000	‘19 - ‘20
10	Commercial/Residential – Unicorp Dev. – East of I‑95	14	$ 3,800	$ 271,000	‘19 - ‘20
11	Commercial/Distribution – VanTrust - East of I‑95	26	$ 3,215	$ 124,000	‘18 – ‘19
12	Residential (SF) – West of I‑95 (4)	200	$ 3,175	$ 16,000	Q4 ‘18 & ‘20
13	Commercial/Retail – East of I‑95	9	$ 2,900	$ 322,000	Q4 ‘18 – ‘19
14	Residential (SF) – ICI Homes – West of I‑95	146	$ 1,400	$ 10,000	‘19
15	Commercial/Medical Office – East of I‑95	4	$ 935	$ 234,000	Q4 ‘18
16	Residential (SF) –East of I‑95	18	$ 570	$ 32,000	‘19 - ‘20
	Totals (Average)	3,503	$ 154,148	$ 44,000

(1)

Land sales transaction which requires the Company to incur the cost to provide the requisite mitigation credits necessary for obtaining the applicable regulatory permits for the buyer, with such costs representing either our basis in credits that we own or potentially up to 5% - 10% of the contract amount noted.

(2)	Pursuant to the contract, amount includes the reimbursement of infrastructure costs incurred by the Company for Tomoka Town Center plus interest accrued as of December 31, 2017.
(3)	The acres and amount include the buyer’s option to acquire 19 acres for approximately $2.0 million, in addition to the base contract of 26 acres for approximately $3.2 million.
(4)	The acres and amount include the buyer’s option to acquire 71 acres for approximately $925,000, in addition to the base contract of 129 acres for approximately $2.25 million.

As noted above, these agreements contemplate closing dates ranging from the fourth quarter of 2018 through fiscal year 2020, and although some of the transactions may close in 2018,  some of the buyers are not contractually obligated to close until after 2018. Each of the transactions are in varying stages of due diligence by the various buyers including, in some instances, making submissions to the planning and development departments of the City of Daytona Beach, and other permitting activities with other applicable governmental authorities including wetlands permits from the St. John’s River Water Management District and the U.S. Army Corps of Engineers and conducting traffic analyses and potential road impact requirements with the Florida Department of Transportation and negotiating other matters with Volusia County. In addition to other customary closing conditions, the majority of these transactions are conditioned upon the receipt of approvals or permits from those various governmental authorities, as well as other matters that are beyond our control. If such approvals are not obtained or costs to meet governmental requirements or obligations are too high, the prospective buyers may have the ability to terminate their respective agreements prior to closing. As a result, there can be no assurances regarding the likelihood or timing of any one of these potential land transactions being completed or the final terms thereof, including the sales price.

Excluding the approximately 3,500 acres under contract, the Company’s remaining land holdings consist of approximately 2,000 acres of undeveloped land.

Golf Operations – Impairment Charge

During the three months ended September 30, 2018, an impairment charge of approximately $1.1 million, or $0.15 per share, after tax, was recognized to write-down the net assets of the Company’s golf operations to their estimated fair value of approximately $3.1 million. The impairment charge was taken during the third quarter of 2018 as certain facts and circumstances changed or became evident necessitating the adjustment in the fair value of the assets. Included in the triggering events for recognition of the impairment charge is that the Company has begun to actively seek a buyer for the golf operations and related assets.

Debt Summary

The following table provides a summary of the Company’s long-term debt as of September 30, 2018:

Component of Long-Term Debt (1)	Principal	Interest Rate	Maturity Date
Revolving Credit Facility(2)	$50.75 million	30‑day LIBOR + 1.50% – 2.20%	September 2021
Mortgage Note Payable (3)	$24.72 million	3.17%	April 2021
Mortgage Note Payable	$30.00 million	4.33%	October 2034
Convertible Senior Notes	$75.00 million	4.50%	March 2020
Total Debt/Weighted-Average Rate	$180.47 million	4.05%

(1)	At face value
(2)

In connection with the October Acquisitions the outstanding balance on the Revolving Credit Facility, as of October 17, 2018, was $120.7 million and as a result our Total Debt as of that date was approximately $250.5 million and our weighted average interest rate was 3.97%. The Company intends to utilize proceeds from certain 1031 transactions, completed before or anticipated to be completed after the October Acquisitions to reduce the current outstanding balance on the Revolving Credit Facility.

(3)	Utilized interest rate swap to achieve fixed interest rate of 3.17%

2018 Guidance

The following summary provides a review of the Company’s  results for the nine months ended September 30, 2018 relative to the guidance for the full year ending December 31, 2018:

	Guidance YTD 2018	Actual Q3 2018 YTD
Reported Earnings Per Share (Basic)(1)	$7.25 - $8.25	$ 4.11
Acquisition of Income-Producing Assets (2)	$80mm - $120mm	$26.5mm
Target Investment Yields (Initial Yield – Unlevered) (2)	5.75% - 7.25%	4.50%
Disposition of Income-Producing Assets (Sales Value)	$6mm - $18mm	$11.4mm
Target Disposition Yields	7.50% - 8.50%	7.40%
Land Transactions (Sales Value) (3)	$55mm - $70mm	$37.9mm
Leverage Target (as % of Total Enterprise Value) (2)	<40%	34%

(1)

Excludes earnings impact of anticipated and actual income property dispositions. Actual results as of September 30, 2018 included earnings from income property dispositions of approximately $0.49 per share, net of tax, which have been excluded from the actual results noted in the above table.

(2)

Including the October Acquisitions, the Company has acquired approximately $102.8 million of income-producing assets at a weighted-average initial investment yield of approximately 6.35%, and our leverage as a percentage of Total Enterprise Value (as of October 10, 2018) equaled approximately 42%.

(3)	Includes the $15.3 million of proceeds for the sale of the 70% interest in the mitigation bank joint venture.

3rd Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and nine months ended September 30, 2018 tomorrow, Thursday, October 18, 2018, at 9:00 a.m. eastern time. Shareholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)1‑888‑317‑6003

International:1‑412‑317‑6061

Canada (Toll Free):1‑866‑284‑3684

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 4424173 when prompted.

A webcast of the call can be accessed at: http://services.choruscall.com/links/cto181018.html.

To access the webcast, log on to the web address noted above or go to http://www.ctlc.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns, as of October 17, 2018, a portfolio of income investments in diversified markets in the United States including more than 2.3 million square feet of income properties, as well as approximately 5,500 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation for the quarter and nine months ended September 30, 2018, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements.  Such factors may include the completion of 1031 exchange transactions, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10‑Q for the quarter ended June 30, 2018, as filed with the Securities and Exchange Commission.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$396,483,185	$358,130,350
Golf Buildings, Improvements, and Equipment	3,746,877	6,617,396
Other Furnishings and Equipment	726,380	715,042
Construction in Progress	761,696	6,005,397
Total Property, Plant, and Equipment	401,718,138	371,468,185
Less, Accumulated Depreciation and Amortization	(26,467,425)	(23,779,780)
Property, Plant, and Equipment—Net	375,250,713	347,688,405
Land and Development Costs	27,243,368	39,477,697
Intangible Lease Assets—Net	37,112,279	38,758,059
Investment in Joint Venture	6,738,537	—
Impact Fee and Mitigation Credits	538,926	1,125,269
Commercial Loan Investments	—	11,925,699
Cash and Cash Equivalents	5,320,493	6,559,409
Restricted Cash	8,477,796	6,508,131
Refundable Income Taxes	624,759	1,116,580
Other Assets	14,852,899	12,971,129
Total Assets	$476,159,770	$466,130,378
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$844,745	$1,880,516
Accrued and Other Liabilities	6,265,875	10,160,526
Deferred Revenue	6,954,111	2,030,459
Intangible Lease Liabilities—Net	28,415,319	29,770,441
Deferred Income Taxes—Net	50,308,213	42,293,864
Long-Term Debt	177,359,493	195,816,364
Total Liabilities	270,147,756	281,952,170
Commitments and Contingencies
Shareholders’ Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,051,168 shares issued and 5,538,310 shares outstanding at September 30, 2018; 6,030,990 shares issued and 5,584,335 shares outstanding at December 31, 2017	5,994,216	5,963,850
Treasury Stock – 512,858 shares at September 30, 2018; 446,655 shares at December 31, 2017	(26,484,765)	(22,507,760)
Additional Paid-In Capital	23,862,170	22,735,228
Retained Earnings	201,936,651	177,614,274
Accumulated Other Comprehensive Income	703,742	372,616
Total Shareholders’ Equity	206,012,014	184,178,208
Total Liabilities and Shareholders’ Equity	$476,159,770	$466,130,378

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Revenues
Income Properties	$9,360,155	$7,928,258	$28,347,181	$22,566,505
Interest Income from Commercial Loan Investments	41,262	637,801	615,728	1,727,449
Real Estate Operations	8,012,509	2,926,406	24,476,153	45,658,221
Golf Operations	1,014,771	797,420	3,652,045	3,655,877
Agriculture and Other Income	—	90,717	22,374	323,617
Total Revenues	18,428,697	12,380,602	57,113,481	73,931,669
Direct Cost of Revenues
Income Properties	(1,773,840)	(1,715,516)	(5,677,758)	(4,756,744)
Real Estate Operations	(5,572,319)	(459,169)	(7,978,251)	(15,408,547)
Golf Operations	(1,388,282)	(1,272,647)	(4,295,160)	(4,173,244)
Agriculture and Other Income	(5,172)	(18,874)	(15,516)	(89,847)
Total Direct Cost of Revenues	(8,739,613)	(3,466,206)	(17,966,685)	(24,428,382)
General and Administrative Expenses	(1,928,008)	(1,995,512)	(7,180,737)	(7,942,846)
Depreciation and Amortization	(3,857,240)	(3,161,169)	(11,612,557)	(9,139,434)
Impairment Charges	(1,119,362)	—	(1,119,362)	—
Total Operating Expenses	(15,644,223)	(8,622,887)	(37,879,341)	(41,510,662)
Gain (Loss) on Disposition of Assets	—	(266)	22,035,666	(266)
Land Lease Income	—	—	—	2,226,526
Other Gains (Losses) and Income	—	(266)	22,035,666	2,226,260
Operating Income	2,784,474	3,757,449	41,269,806	34,647,267
Investment Income	14,179	9,724	38,383	27,431
Interest Expense	(2,345,156)	(2,073,299)	(7,443,922)	(6,279,366)
Income Before Income Tax Expense	453,497	1,693,874	33,864,267	28,395,332
Income Tax Expense	(157,325)	(726,974)	(8,492,888)	(11,003,132)
Net Income	$296,172	$966,900	$25,371,379	$17,392,200

Weighted Average Common Shares Outstanding:
Basic	5,491,181	5,513,327	5,516,989	5,548,644
Diluted	5,493,367	5,522,593	5,548,425	5,565,274

Per Share Information:
Basic Net Income Per Share	$0.05	$0.18	$4.60	$3.13
Diluted Net Income Per Share	$0.05	$0.18	$4.57	$3.13

Dividends Declared and Paid	$0.07	$0.05	$0.19	$0.13